UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

Sunset Island Group, Inc.
(Exact name of registrant as specified in its charter)

Colorado	7900	47-3278534
(State or other jurisdiction	(Primary Standard Industrial	(IRS Employer Id. No.)
of incorporation or organization)	Classification Code Number)

555 N. El Camino Real #A418 San Clemente, CA 92672
(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging Growth Company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share (2)(6)	Proposed maximum aggregate offering price (US$)	Amount of registration fee (3)
Common Stock , par value $.0001	20,000,000	$0.10	$2,000,000	$231.80
Total Registration Fee				$231.80

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(1)

An indeterminate number of additional shares of Common Stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act, the offering price was determined arbitrarily by the Company and was not based upon the Company’s net worth, total asset value, or any other objective measure of value based on accounting measurements.

(3)	Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price. Previously paid.

(4)

The Offering will be valid for 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion) after this registration statement becomes effective. Any remaining shares not sold will terminate and no further shares will be sold.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, the Company is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

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The information in this preliminary prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities nor does it seek offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS, Dated ____________, 2017

Sunset Island Group, Inc.

20,000,000 Shares of Common Stock

$0.10 per share

We are offering for sale a maximum of 20,000,000 shares of our Common Stock in a self-underwritten offering directly to the public at a price of $0.10 per share. There is no minimum number of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.10 per share. If all 20,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. We intend for our Common Stock to be sold by our Officer and Director, T.J. Magallanes and Valerie Baugher. Such person will not be paid any commissions for such sales.

Our Common Stock is subject to quotation on OTCQB Market under the symbol SIGO. On June 22, 2017 sales price for our Common Stock was $0.13 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Please refer to discussions under “Prospectus Summary” on page 6 and “Risk Factors” on page 11 of how and when we may lose emerging growth company status and the various exemptions that are available to us.

The company has no present plans to be acquired or to merge with another company nor does the company, nor any of its shareholder, have plans to enter into a change of control or similar transaction.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 11.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is ____________, 2017

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You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission.  We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus filed with the Securities and Exchange Commission. The Company is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. These forward-looking statements are based on current information and expectation, and we assume no obligation to update any such forward-looking statements.

CAUTIONARY NOTE REGARDING INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our company, our business, the services we provide and intend to provide, our industry and our general expectations concerning our industry are based on management estimates. Such estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and reflect assumptions made by us based on such data and our knowledge of the industry, which we believe to be reasonable.

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Item 3: Summary Information and Risk Factors.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer and relate to Sunset Island Group, Inc.

Registrant Overview

General Information

Sunset Island Group, Inc. (“Sunset Island”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of Colorado on September 29, 2005 under the name of Titan Global Entertainment, Inc. On May 7, 2008, the Company changed its name to Sunset Island Group.

On October 17, 2016, the Company entered into an Agreement whereby the Company acquired 100% of Battle Mountain Genetics, Inc., which was incorporated in the State of California on September 29, 2016. Battle Mountain Genetics was the surviving Company and became a wholly owned subsidiary of Sunset Island Group. At the time of the merger, Sunset Island had no operations, assets or liabilities. On October 20, 2016, the acquisition closed and under the terms of the Agreement Battle Mountain Genetics was the surviving entity. The Company selected October 31 as its fiscal year end. The Company’s executive 4325 Glencoe Ave Ste C9-9903, Marina Del Rey, CA 90292.

Reverse Merger

On October 17, 2016, the Company executed a reverse merger with Battle Mountain Genetics, Inc. On October 17, 2016, the Company entered into an Agreement whereby the Company acquired 100% of Battle Mountain Genetics, Inc, in exchange for 50,000,000 shares of Sunset Island Group common stock. Immediately prior to the reverse merger, there were 30,894 common shares outstanding and no shares of Preferred shares outstanding and Anastasia Shishova was the sole officer/director. After the reverse merger, the Company had 50,031,771 Common shares outstanding and 0 shares of Preferred shares outstanding.

Battle Mountain Genetics was incorporated in the State of California on September 29, 2016. Battle Mountain Genetics was the surviving Company and became a wholly owned subsidiary of Sunset Island Group. Sunset Island Group had no operations, assets or liabilities prior to the reverse merger. This is the current corporate organization:

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Sunset Island Group, Inc. trades on the OTCQB Market Pink Sheets under the symbol “SIGO”.

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Business of Registrant

Sunset Island Group, Inc. is a Colorado corporation. The Company’s principal line of business is the cultivation of medical cannabis. The Company has leased green house space in Northern California that has been approved for cannabis cultivation.   The greenhouse is 12,000 square feet; however, the Company has begun filing its permits to expand to 22,000 square feet. Once the State of California has finalized the licensing process and requirements for licensed manufacturing facilities, the Company will begin consulting and advising clients that operate in the medical marijuana business by providing clients a licensed manufacturing facility to produce products such as oils and edibles.

In July 2017, the company completed the build out of the initial 12,000 square feet of its greenhouse space plus 10,000 square feet on production space. The 12,000 square feet includes 5 grow bays of 2,000 square feet each, clones room, drying rooms and trimming rooms. The Company has completed planting the 5 grow bays The Company estimates that the clones space can create up to 2,000 plants every 30 days. Each grow bay hold between 200-350 plants.

Each bay is planted approximately 1-2 weeks apart from each other. Each bay is harvested approximately 7-10 weeks after it is planted. This allows for continual harvesting to occur and allows the Company to hire staff that focus exclusively on harvesting and trimming. Beginning July 3, 2017 the Company begun the harvest of its initial grow bay. Once harvested, the crop is dried for 7-14 days. Once it is dried, the crop is trimmed. The Company expects to initially trim approximately 5-10 pounds a day. The company has begun hiring harvesting and trimming crews. The Company expects to begin its initial trimming the week of July 17, 2017.

The Company is expecting that its current 12,000 square feet would produce between 1,200 and 2,000 pounds per year. The Company will provide additional forecasts and expectations after it complete an entire harvest cycle. Harvest cycle refers to harvesting each of the 5 bays. The Company’s current operations will provide sufficient infrastructure and clones to expand to operations to include the additional 100,000 square feet.

Permits: The Company has begun the process for its application for permits for 22,000 square feet of cannabis activities with the County of Monterey. On June 30, 2017. the County of Monterrey issued a memorandum establishing a deadline of August 12, 2017 for current cultivation operations to file for a permit and additional guidelines. Those entities that have filed prior to August 12, 2017 can continue to operate until their permit has been approved. As such, the Company’s current operations would be able to continue until the permit has been approved; however, any additional expansion would not be able to begin operating until its permits have been approved. The Company is currently installing a sprinkler system in the new buildings being used for trimming and drying. The Company is also finalizing its operating procedures now that harvesting, drying and trimming have begun. The Company has implemented water conservation and waste management programs.

We are headquartered in San Clemente, California. Our telephone number is (424) 239-6230.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

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We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 13 under “Risk Factors” of the effect on our financial statements of such election.

Going Concern

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with all the other information contained in this prospectus, before making an investment decision to purchase our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our common stock.

•	Our performance and value are subject to risks associated within our current and/or proposed business operations.

•	Our results of operations will be significantly influenced by the economies of the markets in which we operate.

•	Our growth depends on external sources of capital that are outside of our control, which may affect our ability to seize strategic opportunities, satisfy debt obligations and make distributions to our stockholders.

•	Our success depends on key personnel whose continued service is not guaranteed.

•	Certain members of our senior management team have outside business interests that could take their time and attention away from us.

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SUMMARY OF THIS OFFERING

Issuer	Sunset Island Group, Inc.

Securities being offered	Up to 20,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Per Share Price	$0.10

Total shares of Common Stock outstanding before the offering:	50,031,771 shares

Shares of Common Stock being offered by us:	20,000,000 shares

Total shares of Common Stock outstanding before the offering:	70,031,771 shares

Registration Costs:	We estimate the total cost relating to the registration herein to be approximately $5,162.

Use of Proceeds:	See Item 4. “Use of Proceeds” beginning on page 16.

Risk Factors

See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock. Because we have nominal operations and minimal assets, we are considered to be a “shell company” under the Securities Exchange Act of 1934, as amended. Because our business is considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) of the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months after the Company no longer being classified a shell company. Therefore, any investment in our business should be considered extremely risky and is suitable only for those who can afford to lose the entirety of their investment.

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Selected Financial Information

The tables below summarize the unaudited financial statements of Sunset Island Group, Inc. for the period September 29, 2016 (inception) to April 30, 2017:

Balance Sheet Summary:

	As of April 30, 2017	As of October 31, 2016
	(unaudited)	(unaudited*)

Cash and cash equivalents	$2,876	$970
Total assets	$14,000	$0
Total liabilities	7,108	0
Total stockholders’ equity	$(113,432)	$970

* Taken from the audited financial statements of this prospectus.  Our auditors did not audit the content of this table.

Statement of Operations Summary:

	For the period of Six Months Ending April 30, 2017	For the period of Three Months Ending April 30, 2017	For the period of September 29, 2016 (inception) through October 31, 2016
	(unaudited)	(unaudited)	(unaudited*)

Revenue	-	-	-
Expenses	114,402	113,422	10,030
Net (loss)	(114,402)	(113,422)	(10,030)
Net (loss) per share of common stock, basic and diluted	$(0.002)	$(0.002)	$(0.0002)

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* Taken from the audited financial statements of this prospectus. Our auditors did not audit the content of this table.

Rule 419 – “Blank Check Company”

We are not a “blank check company” as defined by Rule 419 of the Securities Act of 1933, as amended, and therefore the registration statement need not comply with the requirements of Rule 419. Rule 419 defines a “blank check company” as a company that:

(1)	is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(2)	is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We have a very specific business purpose and a bona fide plan of operations.  The Company’s principal line of business is the cultivation of medical cannabis. The Company has leased green house space in Northern California that has been approved for cannabis cultivation.   The greenhouse is 12,000 square feet; however, the Company has begun filing permits to expand to 22,000 square feet. Once the State of California has finalized the licensing process and requirements for licensed manufacturing facilities, the Company will begin consulting and advising clients that operate in the medical marijuana business by providing clients a licensed manufacturing facility to produce products such as oils and edibles.

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RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this registration statement. The statements contained in or incorporated into this registration statement. that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Summary Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with all the other information contained in this prospectus, before making an investment decision to purchase our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our common stock.

•	Our performance and value are subject to risks associated with real estate assets and with the real estate industry.

•	Our results of operations will be significantly influenced by the economies of the markets in which we operate.

•	Our growth depends on external sources of capital that are outside of our control, which may affect our ability to seize strategic opportunities, satisfy debt obligations and make distributions to our stockholders.

•	Our success depends on key personnel whose continued service is not guaranteed.

•	Certain members of our senior management team have outside business interests that could take their time and attention away from us.

The Company’s Auditors have issued a going concern opinion because of the Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern. The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

The Company lacks sufficient internal controls and implementing acceptable internal controls will be difficult with only 1 officer and director thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The Company lacks internal controls over its financials and it may be difficult to implement such controls with only 1 officer and director. The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The reason we believe our disclosure controls and procedures are not effective is because:

•	There is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the company.

•	The staffing of accounting department is weak due to the lack of qualifications and training, and the lack of formal review process.

•	The control environment of the Company is weak due to the lack of an effective risk assessment process, the lack of internal audit function and insufficient documentation and communication of the accounting policies.

•	Failure in the operating effectiveness over controls related to recording revenue.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

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The Company has no revenue and as a result the Company faces risks and uncertainties relating to its ability to successfully implement it proposed operations.

The Company has had no revenue from its operations which make an evaluation of our future performance and prospects difficult. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties that may be encountered in the expansion of our business based on our planned operations. Furthermore, the Company faces risks and uncertainties relating to its ability to successfully implement it proposed operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our two officers/directors. It would be difficult to replace any of them at such an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

The Company's dividend policy, if a public market does develop, may impact the market price of our Common.

The Company has not paid dividends on its Common Stock in the past. The board of directors has decided not to distribute dividends to its shareholders at this time. The board may decide to change its dividend policy in the future depending on the results of our operations, our financial condition and other factors related to the business that the board, in its sole discretion, may consider relevant.

The Company’s dividends policy may be changed at any time and the company may issue dividends which may restrict the growth of the company and lead to dilution.

The Company may change its dividend policy and begin issuing dividends at any time. As a result, the Company will be restricted in its growth potential. In order to grow, the Company will need to raise additional capital which may cause dilution among the Company’s shareholders

We cannot guarantee that an active trading market will develop for our Common Stock which may restrict your ability to sell your shares.

Even though our common stock is currently quoted on the OTCQB Markets, there can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. The Company’s common stock is listed on the OTCQB Markets under the ticker “SIGO”. Currently there is only a limited, sporadic, and volatile market for our stock on the OTC. Therefore, purchasers of our Common Stock should have long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Our shares may be subject to the “penny stock” rules which might subject you to restrictions on marketability and you may not be able to sell your shares

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

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Due to the control by management of 92% of issued and outstanding Common Stock and 99% of the total voting power our non-management shareholders will have no power to choose management or impact operations.

Management currently maintains a voting power of 92% of our issued and outstanding Common Stock. Consequently, management has the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of the Board of Directors;

•	Removal of directors;

•	Amendment to our certificate of incorporation or bylaws; and

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses. Our actual results may differ materially from those contemplated in our forward looking statements which may negatively impact our company.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

We may need additional financing which we may not be able to obtain on acceptable terms. If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability to penetrate new markets, attract new customers and execute on our divisions business plans. While we are currently able to fund all basic operating costs it is possible that we may require additional funding in the future to achieve all of our proposed objectives.

If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants). There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all. Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

Sales of our Common Stock in the public market could lower our market price for our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Colorado law. Under Colorado law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

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Risks Related to Our Business

Federal regulation and enforcement may adversely affect the implementation of medical marijuana laws and regulations may negatively impact our revenues and profits.

Currently, there are 23 states plus the District of Columbia that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. Many other states are considering similar legislation. Conversely, under the CSA, the policies and regulations of the federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. Unless and until Congress amends the CSA with respect to medical marijuana, as to the timing or scope of any such potential amendments there can be no assurance, there is a risk that federal authorities may enforce current federal law, and we may be deemed to be producing, cultivating, or dispensing marijuana in violation of federal law with respect to our current or proposed business operations, or we may be deemed to be facilitating the sale or distribution of drug paraphernalia in violation of federal law with respect to our business operations. Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect our revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain.

The U.S. Supreme Court declined to hear a case brought by San Diego County, California that sought to establish federal preemption over state medical marijuana laws. The preemption claim was rejected by every court that reviewed the case. The California 4th District Court of Appeals wrote in its unanimous ruling, "Congress does not have the authority to compel the states to direct their law enforcement personnel to enforce federal laws." However, in another case, the U.S. Supreme Court held that, as long as the CSA contains prohibitions against marijuana, under the Commerce Clause of the United States Constitution, the United States may criminalize the production and use of homegrown cannabis even where states approve its use for medical purposes.

In an effort to provide guidance to federal law enforcement, the DOJ has issued Guidance Regarding Marijuana Enforcement to all United States Attorneys in a memorandum from Deputy Attorney General David Ogden on October 19, 2009, in a memorandum from Deputy Attorney General James Cole on June 29, 2011 and in a memorandum from Deputy Attorney General James Cole on August 29, 2013. Each memorandum provides that the DOJ is committed to the enforcement of the CSA, but, the DOJ is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way.

The August 29, 2013 memorandum provides updated guidance to federal prosecutors concerning marijuana enforcement in light of state laws legalizing medical and recreational marijuana possession in small amounts.

The memorandum sets forth certain enforcement priorities that are important to the federal government:

•	Distribution of marijuana to children;

•	Revenue from the sale of marijuana going to criminals;

•	Diversion of medical marijuana from states where it is legal to states where it is not;

•	Using state authorized marijuana activity as a pretext of other illegal drug activity;

•	Preventing violence in the cultivation and distribution of marijuana;

•	Preventing drugged driving;

•	Growing marijuana on federal property; and

•	Preventing possession or use of marijuana on federal property.

The DOJ has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits. Furthermore, H.R. 83, enacted by Congress on December 16, 2014, provides that none of the funds made available to the DOJ pursuant to the 2015 Consolidated and Further Continuing Appropriations Act may be used to prevent certain states, including Nevada and California, from implementing their own laws that authorized the use, distribution, possession, or cultivation of medical marijuana.

15

Variations in state and local regulation, and enforcement in states that have legalized medical cannabis, may restrict marijuana-related activities, including activities related to medical cannabis, which may negatively impact our revenues and prospective profits.

Individual state laws do not always conform to the federal standard or to other states laws. A number of states have decriminalized marijuana to varying degrees, other states have created exemptions specifically for medical cannabis, and several have both decriminalization and medical laws. Four states, Alaska, Colorado, Oregon, and Washington, and the District of Columbia have legalized the recreational use of cannabis. Variations exist among states that have legalized, decriminalized, or created medical marijuana exemptions. For example, Alaska, Colorado, and the District of Columbia have limits on the number of marijuana plants that can be homegrown. In most states, the cultivation of marijuana for personal use continues to be prohibited except for those states that allow small-scale cultivation by the individual in possession of medical marijuana needing care or that person's caregiver. Active enforcement of state laws that prohibit personal cultivation of marijuana may indirectly and adversely affect our business and our revenue and profits.

Marijuana remains illegal under federal law.

Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with our business plan.

We may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Since the use of marijuana is illegal under federal law, there is a strong argument that banks cannot accept for deposit funds from businesses involved with the marijuana industry. Consequently, businesses involved in the marijuana industry often have difficulty finding a bank willing to accept their business. The inability to open or maintain bank accounts may make it difficult for us to operate our contemplated medical marijuana businesses.

Summary

We believe it is important to communicate our expectations to investors. There may be events in the future, however, that we are unable to predict accurately or over which we have no control. The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provides all known material risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward looking statements. The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

Item 4: Use of Proceeds.

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. There is no assurance that we will raise the full $2,000,000 as anticipated.

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The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company’s Plan of Operation.

GROSS PROCEEDS FROM THIS OFFERING	$500,000		$1,000,000		$1,500,000		$2,000,000
Less: OFFERING EXPENSES
SEC Filing Expenses	$1,162	0.23%	$1,162	0.12%	$1,162	0.08%	$1,162	0.06%
Misc. Expenses	$500	0.10%	$500	0.05%	$500	0.03%	$500	0.03%
Legal and Accounting	$2,500	0.50%	$2,500	0.25%	$2,500	0.17%	$2,500	0.13%
SUB-TOTAL	$4,162	0.83%	$4,162	0.42%	$4,162	0.28%	$4,162	0.21%

Less:
Expansion of Greenhouse and licensing	$450,000	90.00%	$900,000	90.00%	$1,350,000	90.00%	$1,800,000	90.00%
Working capital	$45,838	9.17%	$95,838	9.58%	$145,838	9.72%	$195,838	9.79%
SUB-TOTAL	$495,838	99.17%	$995,838	99.58%	$1,495,838	99.72%	$1,995,838	99.79%

TOTAL	$500,000	100%	$1,000,000	100%	$1,500,000	100%	$2,000,000	100%

Greenhouse buildout refers to the expansion from the Company ’s current 12,000 square feet. The Company has completed the buil d out of 12,000 square feet of greenhouse space in Monterrey County, California. The Company has begun filing permits to operate up to 22,000 square feet of greenhouse space . The proceeds from this o ffering will be used to expand the Company’s greenhouse operations to 22,000. Additionally, the company is currently looking for space to add an up to 100,000 square feet in additional greenhouse space. The use of proceeds from this offering would be used to expand from the current 12,000 square feet and add up to 100,000 in additional greenhouse space.

Item 5: Determination of Offering Price.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

Item 6: Dilution.

We intend to sell 20,000,000 shares of our Common Stock. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 20,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	50,031,771	71.44%	$11,000	0.55%	$0.0002
Purchasers of Shares	20,000,000	28.56%	$2,000,000	99.45%	$0.10
Total	70,031,771	100%	$2,011,000	100%	$0.0287

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The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of April 30, 2017. Totals may vary due to rounding.

	100% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold
	100%	50%	25%	10%
Offering Price	$0.10	$0.10	$0.10	$0.10
	per share	per share	per share	per share

Net tangible book value at April 30, 2017	$(0.0023)	$(0.0023)	$(0.0023)	$(0.0023)
	per share	per share	per share	per share

Net tangible book value after giving effect to the offering	$0.0269	$0.0148	$0.0070	$0.0017
	per share	per share	per share	per share

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.02921	$0.01704	$0.00929	$0.00393
	per share	per share	per share	per share

Per Share Dilution to New Investors	$0.07079	$0.08296	$0.09071	$0.09607
	per share	per share	per share	per share

Percent Dilution to New Investors	70.79%	82.96%	90.71%	96.07%

Item 7: Selling Security Holders.

Not applicable

Item 8: Plan of Distribution.

We are offering for sale a maximum of 20,000,000 shares of our Common Stock in a self-underwritten offering directly to the public at a price of $.10 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $.10 per share. If all of the 20,000,000 shares offered are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

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In connection with the Company’s selling efforts in the offering, the Company's officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. The Company's officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers and directors are not now, nor has he been within the past 12 months, a broker or dealer, and he has not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; exempted from such registration or if a qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

 The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;

•	details of the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

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Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(G) o f the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Item 9: Description of Securities to be Registered.

(a) Common and Preferred Stock.

The total number of shares of stock which the corporation shall have authority to issue is 530,000,000 shares, of which 500,000,000 shares of $.0001 par value shall be designated as Common Stock and 30,000,000 shares of $.0001 shall be designated as Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

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On October 17, 2016, the Company executed a reverse merger with Battle Mountain Genetics, Inc. On October 17, 2016, the Company entered into an Agreement whereby the Company acquired 100% of Battle Mountain Genetics, Inc, in exchange for 50,000,000 shares of Sunset Island Group common stock. Immediately prior to the reverse merger, there were 30,894 common shares outstanding and no shares of Preferred shares outstanding and Anastasia Shishova was the sole officer/director. After the reverse merger, the Company had 50,031,771 Common shares outstanding and 0 shares of Preferred shares outstanding. The Company acquired the 50,000 shares of Battle Mountain Genetics in exchange for 50,000,000 shares of common stock (equal to ratio for 1 for 1,000). The shares were issued as follows:

Shareholder	Shares of Battle Mountain Genetics	Shares of Sunset Island Received
T.J. Magallanes	36,800	36,800,000
Valerie Baugher	9,200	9,200,000
Novus Group	4,000	5,000,000

The Company had no operations, assets or liabilities prior to the reverse merger. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented. Battle Mountain Genetics was incorporated in the State of California on September 29, 2016. Battle Mountain Genetics was the surviving Company and became a wholly owned subsidiary of the Company. The Company had no operations, assets or liabilities prior to the reverse merger.

For accounting purposes, this transaction is being accounted for as a reverse merger and has been treated as a recapitalization of the Company with Battle Mountain Genetics, Inc. is considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. The 50,000,000 shares of common stock issued to the shareholder of Battle Mountain Genetics in conjunction with the share exchange transaction have been presented as outstanding for all periods. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented.

Common Stock

The Certificate of Incorporation, as amended, authorizes the Company to issue up to 500,000,000 shares of Common Stock ($0.0001 par value). As of the date hereof, there are 50,031,771 shares of our Common Stock issued and outstanding, which are held by approximately 310 shareholders of record. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. Holders of our Common Stock are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 10: Interests of Name Experts and Counsel.

The financial statements for Sunset Island Group, Inc. as of and for the period ended October 31, 2016 included in this prospectus have been audited Simon & Edward, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

21

Item 11: Information with Respect to the Registrant.

Business Of The Registrant

Sunset Island Group, Inc. is a Colorado corporation. The Company’s principal line of business is the cultivation of medical cannabis. The Company has leased green house space in Northern California that has been approved for cannabis cultivation.   The greenhouse is 12,000 square feet; however, the Company has begun filing its permits to expand to 22,000 square feet. Once the State of California has finalized the licensing process and requirements for licensed manufacturing facilities, the Company will begin consulting and advising clients that operate in the medical marijuana business by providing clients a licensed manufacturing facility to produce products such as oils and edibles.

In July 2017, the company completed the build out of the initial 12,000 square feet of its greenhouse space plus 10,000 square feet on production space. The 12,000 square feet includes 5 grow bays of 2,000 square feet each, clones room, drying rooms and trimming rooms. The Company has completed planting the 5 grow bays The Company estimates that the clones space can create up to 2,000 plants every 30 days. Each grow bay hold between 200-350 plants.

Each bay is planted approximately 1-2 weeks apart from each other. Each bay is harvested approximately 7-10 weeks after it is planted. This allows for continual harvesting to occur and allows the Company to hire staff that focus exclusively on harvesting and trimming. Beginning July 3, 2017 the Company begun the harvest of its initial grow bay. Once harvested, the crop is dried for 7-14 days. Once it is dried, the crop is trimmed. The Company expects to initially trim approximately 5-10 pounds a day. The company has begun hiring harvesting and trimming crews. The Company expects to begin its initial trimming the week of July 17, 2017.

The Company is expecting that its current 12,000 square feet would produce between 1,200 and 2,000 pounds per year. The Company will provide additional forecasts and expectations after it complete an entire harvest cycle. Harvest cycle refers to harvesting each of the 5 bays. The Company’s current operations will provide sufficient infrastructure and clones to expand to operations to include the additional 100,000 square feet.

Permits: The Company has begun the process for its application for permits for 22,000 square feet of cannabis activities with the County of Monterey. On June 30, 2017. the County of Monterrey issued a memorandum establishing a deadline of August 12, 2017 for current cultivation operations to file for a permit and additional guidelines. Those entities that have filed prior to August 12, 2017 can continue to operate until their permit has been approved. As such, the Company’s current operations would be able to continue until the permit has been approved; however, any additional expansion would not be able to begin operating until its permits have been approved. The Company is currently installing a sprinkler system in the new buildings being used for trimming and drying. The Company is also finalizing its operating procedures now that harvesting, drying and trimming have begun. The Company has implemented water conservation and waste management programs.

Competition

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Dependence on one or few major customers

The Company is not dependent on one or a few major customers.

Intellectual Property

None.

Employees

As of July 13, 2017 , we have 15 employees . The employees are paid hourly and work between 20-40 hours per week.

Reports to Shareholders

The Company is currently not required to deliver an annual report to shareholders and is not required to file reports with the Securities and Exchange Commission. However, pursuant to Section 15 of the Securities Exchange Act of 1934, the Company will be required to file reports with the SEC upon effectiveness of the registration statement.

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549, on official business days during the hours of 10:00am and 3:00pm. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Description of Property

Our executive, administrative and operating offices are located at 34325 Glencoe Ave Ste C9-9903 Marina Del Rey, CA 90292. The Company uses this address for mailing purposes. Its main operations are based in Oakland, California.

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Involvement in Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Government Regulation

A number of states, including California, have enacted laws that allow their citizens to use medical marijuana and operate medical marijuana cultivation, production, or dispensary facilities. Although cultivation and distribution of marijuana for medical use is permitted in California, provided compliance with applicable state and local laws, rules, and regulations, marijuana is illegal under federal law. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with the business plans of the Company.

Market Price and Dividends

Market Information

The Company’s common stock is listed on the OTCQB Pink under the ticker “SIGO”.

The following table sets forth the high and low sales prices of our common stock as reported by the OTC for the periods indicated. These prices represent prices between inter-dealer prices, do not include retail markups, markdowns, or commissions, and do not necessarily reflect actual transactions.

	Low	High
Fiscal Year Ending 2018
1st Quarter	$3.30	10.00
2nd Quarter	$0.10	4.75

Fiscal Year Ending 2017
1st Quarter	$15.00	25.00
2nd Quarter	$16.00	25.00
3rd Quarter	$15.20	80.40
4th Quarter	$12.00	29.00

Fiscal Year Ending 2016	Low	High
1st Quarter	$5.00	150.00
2nd Quarter	$30.00	155.00
3rd Quarter	$32.00	48.50
4th Quarter	$20.20	40.00

The prices above reflect the One for Ten Thousand (1:10,000) reverse stock split of issued and outstanding shares of its the Common Stock on 10/14/2016.

Holders

There are approximately 310 holders of the Company’s Common Stock.

Securities Authorized for Issuance Under Equity Compensation Plans.

The Company has not authorized a Stock Incentive Plan.

The Company has no outstanding options or warrants or any other convertible instruments.

Transfer Agent

The Company has retained Cleartrust, LLC to serve as its transfer agent.

Dividends

We have never declared or paid cash dividends. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future. Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our directors.

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Penny Stock Regulations and Restrictions on Marketability

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading, (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws, (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price, (d) contains a toll-free telephone number for inquiries on disciplinary actions, (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks, and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock, (b) the compensation of the broker-dealer and its salesperson in the transaction, (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock, and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling their shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a development stage corporation with only limited early stage operations. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. We do not anticipate generating significant revenues until the Company completes its search for new location in the Oakland, CA area. Accordingly, we must raise additional cash from sources other than operations.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in the early stages of developing operations. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

Use of Estimates

Financial statements prepared in accordance with U.S. GAAP require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among other things, management makes estimates relating to the fair value of financial instruments and the valuation allowance related to deferred income tax assets. Actual results could differ from those estimates.

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Recent accounting pronouncements

For discussion of recently issued and adopted accounting pronouncements, please see Note 2 to the consolidated financial statements included herein.

Revenue

The Company has not generated revenue from Inception (September 29, 2016) through April 30, 2017.

Results of Operations and Financial Condition for the Six Months ending April 30, 2017 and 2016

	Six Months ending	Six Months ending	Three Months ending	Three Months ending	September 26, 2016 (inception) through
	April 30, 2017	April 30, 2016	April 30, 2017	April 30, 2016	April 30, 2016

Revenue	$-	$-	$-	$-	$-

Operating Expenses
SG&A	114,402	-	113,422	-	124,432
Total operating expenses	114,402	-	113,422	-	124,432

Operating expense increase to $114,402 from $0 for the Six Months Ending April 30, 2017 and 2016, respectively. The increase in operating expenses is primarily due to the build out and improvements of the Company’s greenhouse space.

Operating expense increase to $113,422 from $0 for the Three Months Ending April 30, 2017 and 2016, respectively. The increase in operating expenses is primarily due to the build out and improvements of the Company’s greenhouse space.

There is no assurance that we will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Liquidity and Capital Resources

As of April 30, 2017 and we had $2,876 in cash and $14,000 in security deposit. The Company also had $7,108 in liabilities that reflect accrued labor expenses. Our cash position is insufficient and as such we plan to raise additional debt and equity financing to meet our obligations as they become due.

Cash flow

At April 30, 2017, we had cash and cash equivalents of $1,906. We currently expect that our cash on hand, and our cash flow from operations will not be sufficient to meet our anticipated cash requirements. As such, the Company will need to raise additional capital through equity or debt transactions.

	Six months ended April 30,
	2017	2016

Cash flows provided by:
Operating activities – cash flows used in	$(121,294)	$-
Financing activities – cash flows provided by	123,200	-
Increase in cash	$1,906	$-

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Cash Flows Provided by Operating Activities

Net cash used in operating activities is primarily made up of net loss from operations of $114,402 and security deposit for lease of $14,000 for the six months ended April 30, 2017.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities was primarily from note payable of $123,200 for the six months ended April 30, 2017.

Contractual Obligations

Long-term Debt: The Company entered into borrowing arrangements with a third party not related to the Company. The notes are due on December 31, 2018. The notes accrued interest at 0% for the initial 9 months and then 5% on annual rate thereafter.

On March 1, 2017, the Company executed a lease for 12,000 square feet green house space and 1,000 square of warehouse space expiring March 31, 2020. The monthly lease is $7,000 per month.

The Company has aggregate future minimum lease commitments as of April 30, 2017 is as follows:

Years ended April 30,	Amount
2018	$84,000
2019	84,000
2020	77,000
Total	$245,000

Off-Balance Sheet Arrangements

We did not have any off balance sheet arrangements as of April 30, 2017.

Dividend Policy

The Company has not paid dividends on its Common Stock in the past. The Company has no plans to issue dividends in the future.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Accounting and Audit Plan

In the next twelve months, we anticipate spending approximately $20,000 - $30,000 to pay for our accounting and audit requirements.

Off-balance sheet arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

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JOBS Act

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

Subject to certain conditions set forth in the JOBS Act, we are also eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may take advantage of these exemptions until we are no longer an emerging growth company. We will continue to be an emerging growth company until the earliest to occur of (i) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, (ii) the last day of the fiscal year in which we had total annual gross revenue of $1 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, which is December 31, 2019.

Emerging Growth Company Status

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act, commonly referred to as the JOBS Act. We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•

not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (we also will not be subject to the auditor attestation requirements of Section 404(b) as long as we are a “smaller reporting company,” which includes issuers that had a public float of less than $ 75 million as of the last business day of their most recently completed second fiscal quarter);

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. In other words, an “emerging growth company” can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until the first to occur of the date the subject company (i) is no longer an “emerging growth company” or (ii) affirmatively and irrevocably opts out of the extended transition period provided in Securities Act Section 7(a) (2) (B). The Company has elected to take advantage of this extended transition period and, as a result, our financial statements may not be comparable to the financial statements of other public companies. Accordingly, until the date that we are no longer an “emerging growth company” or affirmatively and irrevocably opt out of the exemption provided by Securities Act Section 7(a) (2) (B), upon the issuance of a new or revised accounting standard that applies to your financial statements and has a different effective date for public and private companies, clarify that we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Change in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

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Quantitative and Qualitative Disclosures About Market Risk

Registrant is a smaller reporting company and is not required to provide this information

Identification of Directors and Executive Officers.

Name	Age	Position
T.J. Magallanes	36	Chairman, CEO, Director
Valerie Baugher	41	President, CFO, Director

The foregoing persons are promoters as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

T.J. Magallanes, Chairman, CEO, Director.

Mr. Magallanes was appointed as Chairman, CEO, and Director on October 30, 2016. Since January 2016, Mr. Magallanes worked as Chief Sales Officer for Von Baron Farms, a medical marijuana edible company. From December 2013 through December 2015, Mr. Magallanes worked as the Operations Executive for Bumblebee Vape, a medical marijuana vape company. From 2008 through present, Mr. Magallanes has been the owner/president of Magallanes Builders. Mr. Magallanes attended the Berkeley College of Music in Boston, MA. Mr. Magallanes background in the medial marijuana industry led to our conclusion that he should serve as a director in light of our business and structure.

Valerie Baugher, President, CFO, Director

Ms. Baugher was appointed as our President, CFO, and Director on October 30, 2016. Since September 2015, Ms. Baugher s worked as Manager of Dispensary Relations for Von Baron Farms, a medical marijuana edible company. From 2005 through September 2015, Ms. Baugher worked as a consultant for various business in California. Ms. Baugher’s consulting services related to general business and marketing. Additionally, In March 2014 Ms. Baugher was located in Oakland, CA consulting in the medical marijuana industry. Ms. Baugher relocated to the Sothern California area in October 2016 to begin working with Mr. Magallanes with regard to the Company’s operations Ms. Baugher, has a B.A.in history from California State at San Marcos. Ms. Baugher background in the medial marijuana industry led to our conclusion that he should serve as a director in light of our business and structure.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months.

Our principal executive and principal financial officers have evaluated the effectiveness of our disclosure controls and procedures, as defined in Rules 13a – 15(e) and 15d – 15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are designed to ensure that information required to be disclosed in our reports under the Exchange Act, is recorded, processed, summarized and reported within the time periods required under the SEC’s rules and forms and that the information is gathered and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure.

Our principal executive officer and principal financial officer evaluated the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) as of the end of the period covered by this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this report.

The reason we believe our disclosure controls and procedures are not effective is because:

1.	No independent directors;

2.	No segregation of duties;

3.	No audit committee; and

4.	Ineffective controls over financial reporting.

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As of October 31, 2016, the Company has not taken any remediation actions to address these weaknesses in our controls even though they were identified in 2016. The Company’s management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties.

This S-1 does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to Rule 308(b) of Regulation S-K.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

1.	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

2.

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

3.	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of October 31, 2016. Based on this assessment, management concluded that the Company did not maintain effective internal controls over financial reporting as a result of the identified material weakness in our internal control over financial reporting described below. In making this assessment, management used the framework set forth in the report entitled Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company's internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring.

Identified Material Weakness

A material weakness in our internal control over financial reporting is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected.

Management identified the following material weakness during its assessment of internal controls over financial reporting as of October 31, 2016:

Independent Directors: The Company intends to obtain at least 2 independent directors at its 2018 annual shareholder meeting. The cost associated to the addition in minimal and not deemed material.

No Segregation of Duties/ Ineffective controls over financial reporting: The Company intends to hire additional staff members, either as employees or consultants, when it’s in a financial position to afford the expense. These additional staff members will be responsible for making sure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required and will the staff members will have segregated responsibilities with regard to these responsibilities. The costs associated with the hiring the additional staff members will increase the Company's Sales, General and Administration (SG&A) Expense. It is anticipated the cost of the new staff members will be approximately $40,000 per year.

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No audit committee: After the election of the independent directors at the 2018 annual shareholder meeting, the Company expects that an Audit Committee will be established. The cost associated to the addition an audit committee are minimal and not deemed material.

Resources: As of October 2016, we have no full-time employees with the requisite expertise in the key functional areas of finance and accounting. As a result, there is a lack of proper segregation of duties necessary to insure that all transactions are accounted for accurately and in a timely manner.

Written Policies & Procedures: We need to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions, and prepare, review and submit SEC filings in a timely manner.

Management’s Remediation Initiatives

As our resources allow, we will add financial personnel to our management team. We plan to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions. We will also create an audit committee made up of our independent directors.

As of October 31, 2016, the Company has not taken any remediation actions to address these weaknesses in our controls even though they were identified during the year ending 2016. The Company’s management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties.

Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future. Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee. If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

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Executive Compensation

The Companies’ officers and director have received the annual salary listed below for the services rendered on behalf of the Company:

Name and				Stock	All other
Principal Position	Year	Salary	Bonus	Awards	Compensation	TOTAL
T.J. Magallanes, Chairman, CEO, Director	2017	30,000	0	0	0	30,000
	2016	0	0	0	0	0

Valerie Baugher, President, CFO, Director	2017	30,000	0	0	0	30,000
	2016	0	0	0	0	0

Transactions with Related Persons

On October 17, 2016, the Company executed a reverse merger with Battle Mountain Genetics, Inc. On October 17, 2016, the Company entered into an Agreement whereby the Company acquired 100% of Battle Mountain Genetics, Inc, in exchange for 50,000,000 shares of Sunset Island Group common stock. Immediately prior to the reverse merger, there were 30,894 common shares outstanding and no shares of Preferred shares outstanding and Anastasia Shishova was the sole officer/director. After the reverse merger, the Company had 50,031,771 Common shares outstanding and 0 shares of Preferred shares outstanding. The Company acquired the 50,000 shares of Battle Mountain Genetics in exchange for 50,000,000 shares of common stock (equal to ratio for 1 for 1,000). The shares were issued as follows:

Shareholder	Shares of Battle Mountain Genetics	Shares of Sunset Island Received
T.J. Magallanes	36,800	36,800,000
Valerie Baugher	9,200	9,200,000
Novus Group	4,000	5,000,000

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this filing, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our common stock, except to the extent authority is shared by spouses under community property laws. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of the Company, 4325 Glencoe Ave Ste C9-9903, Marina Del Rey, CA 90292.

Name and Address	Common Stock Shares Beneficially Owned	Percentage Class	Total Voting Power
T.J. Magallanes	36,800,000	73.6%	73.6%
Valerie Baugher	9,200,000	18.4%	18.4%
Total	46,000,000	92%	92%

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Director Independence

The OTC Markets, where our shares of common stock are quoted under the symbol “SIGO” does not have any director independence requirements. In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15). Based on these widely-accepted criteria, we have determined that none of our directors are independent at this time.

No member of management is or will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, New York Stock Exchange (NYSE), American Stock Exchange (AMEX), and NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management. We are not aware of any pending or threatened legal proceedings involving the company.

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, or

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority, barring, suspending or otherwise limiting for more than 60 days his or her involvement in any type of business, securities or banking activities; or

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Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to the alleged violation of any Federal or State securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, self regulatory organization (as defined by Section 3(a)(26) of the Exchange Act), any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 11A: Material Changes.

Not Applicable.

Item 12: Incorporation of Certain Information by Reference.

We are not incorporating certain information by reference.

Item 12A: Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by Colorado law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

33

Sunset Island Group, Inc.

FINANCIAL STATEMENTS

F-1

Sunset Island Group, Inc.
Consolidated Balance Sheet

	April 30, 2017	October 31, 2016
	(unaudited)
ASSETS:
Current assets:
Cash	$2,876	$970
Total current assets	2,876	970
Other assets:
Security Deposit	14,000	-
Total other assets	14,000	-

Total assets	$16,876	$970

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities:
Accrued liabilities	$7,108	$-
Total current liabilities	7,108	-
Notes payable	123,200
Total liabilities	130,308	-

Stockholders’ Deficit:
Common Stock, Par Value $.0001, 500,000,000 shares authorized, 50,031,771 issued and outstanding	5,003	5,003
Additional paid in capital	5,997	5,997
Accumulated deficit	(124,432)	(10,030)
Total stockholders’ Equity	(113,432)	970
Total liabilities and stockholders’ Equity	$16,876	$970

The accompanying notes are an integral part of these consolidated financial statements

F-2

Sunset Island Group, Inc.
Consolidated Statements of Operations
For the six months ended April 30, 2017 (Unaudited)

	Six Months ending		Three Months ending		September 29, 2016 (inception) through
	April 30, 2017	April 30, 2016	April 30, 2017	April 30, 2016	April 30, 2017

Revenue	$-	$-	$-	$-	$-

Operating Expenses:
General and administrative	114,402	-	113,422	-	124,432
Total operating expenses	114,402	-	113,422	-	124,432

Loss from operations	(114,402)	-	(113,422)	-	(124,432)
Income tax provision	-	-	-	-	-

Net Loss	$(114,402)	$-	$(113,422)	$-	$(124,432)

Net loss per share, basic and diluted	$(0.002)	$-	$(0.002)	$-	$(0.002)
Weighted average number of shares outstanding, basic and diluted	50,031,771	-	50,031,771	-	50,031,771

The accompanying notes are an integral part of these consolidated financial statements

F-3

Sunset Island Group, Inc.

(formerly Battle Mountain Genetics, Inc.)

Consolidated Statements of Changes in Stockholders' Equity

For the six months ended April 30, 2017 (Unaudited)

and from inception on September 29, 2016 through October 31, 2016

	Common Stock		Additional Paid In		Total Stockholders'
	Shares	Amount	Capital	Net Loss	Equity

Balances, September 29, 2016 (Inception)
Founders’ shares	46,000,000	4,600	(4,600)		-
Reverse merger adjustment	31,771	3	(3)		-

Sale of Common Stock	5,000,000	400	10,600		11,000

Net loss				(10,030)	(10,030)
Balances October 31, 2016	50,031,771	5,003	5,997	(10,030)	970
Net loss				(114,402)	(114,402)
Balances April 30, 2017	50,031,771	5,003	5,997	(124,432)	(113,432)

The accompanying notes are an integral part of these consolidated financial statements

F-4

Sunset Island Group, Inc.
Consolidated Statements of Cash Flows
For the six months ended April 30, 2017 (Unaudited)
			September 29, 2016
	Six Months Ending	Six Months Ending	(inception) through
	April 30, 2017	April 30, 2016	April 30, 2017
Cash flows from operating activities:
Net loss	$(114,402)	$-	$(124,432)
Adjustments to reconcile net loss to net cash used in operating activities:
Security Deposit	(14,000)	-	(14,000)
Accrued liabilities	7,108	-	7,108
Net cash provided by operating activities	(121,294)	-	(131,324)

Cash flows from financing activities:
Proceeds from sale of common shares	-	-	11,000
Proceeds from note payable	123,200	-	123,200
Net cash provided by financing activities	123,200	-	134,200

Net change in cash	1,906	-	2,876
Cash balance, beginning of period	970	-	0

Cash balance, end of period	$2,876	$-	$2,876

Supplementary information
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-5

Sunset Island Group, Inc.

(formerly Battle Mountain Genetics, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended April 30, 2017 and 2016 (Unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS

Our Company

Sunset Island Group, Inc. is a Colorado corporation. The Company’s principal line of business is the cultivation of medical cannabis. The Company has leased green house space in Northern California that has been approved for cannabis cultivation.   The greenhouse is 12,000 square feet; however, the Company has begun fil ing permits for 22,000 square feet. Additionally, the Company will be consulting and advising clients that operate in the medical marijuana business by providing clients a licensed manufacturing facility to produce products such as oils and edibles.   However, the company is waiting for the State of California to finalize the licensing process and requirements for licensed manufacturing facilities.

In July 2017, the company completed the build out of the initial 12,000 square feet of its greenhouse space. The 12,000 square feet includes 5 grow bays of 2,000 square feet each, clones room, drying rooms and trimming rooms. The Company has completed planting the 5 grow bays The Company estimates that the clones space can create up to 2,000 plants every 30 days. Each grow bay hold between 200-350 plants.

Each bay is planted approximately 1-2 weeks apart from each other. Each bay is harvested approximately 7-10 weeks after it is planted. This allows for continual harvesting to occur and allows the Company to hire staff that focus exclusively on harvesting and trimming. Beginning July 3, 2017 the Company begun the harvest of its initial grow bay. Once harvested, the crop is dried for 7-14 days. Once it is dried, the crop is trimmed. The Company expects to initially trim approximately 5-10 pounds a day. The company has begun hiring harvesting and trimming crews. The Company expects to begin its initial trimming the week of July 17, 2017.

Reverse Merger

On October 17, 2016, the Company executed a reverse merger with Battle Mountain Genetics, Inc. On October 17, 2016, the Company entered into an Agreement whereby the Company acquired 100% of Battle Mountain Genetics, Inc, in exchange for 50,000,000 shares of Sunset Island Group common stock. Immediately prior to the reverse merger, there were 30,894 common shares outstanding and no shares of Preferred shares outstanding. After the reverse merger, the Company had 50,031,771 Common shares outstanding and 0 shares of Preferred shares outstanding.

Battle Mountain Genetics was incorporated in the State of California on September 29, 2016. Battle Mountain Genetics, Inc. was the surviving Company and became a wholly owned subsidiary of Sunset Island Group. Sunset Island Group had no operations, assets or liabilities prior to the reverse merger.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The condensed consolidated financial statements include the accounts of Sunset Island Group and Battle Mountain Genetics, Inc. All significant intercompany transactions have been eliminated in consolidation.

Financial Statement Period Presented – As per reverse merger, the Company’s financial statement as of October 31, 2016 represents for period September 29, 2016 (date of inception) to October 31, 2016. Therefore, for the six and three months ended April 30, 2016 did not have any transactions.

Interim Financial Statements

The interim financial statements as of April 30, 2017 and for the six months ended April 30, 2017 and 2016 are unaudited and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. These statements reflect all normal and recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the information contained herein. The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending October 31, 2017.

Use of Estimates—The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value Measurements—The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and all other current liabilities approximate fair values due to the short maturities of these instruments.

F-6

Income Taxes—The Company records a tax provision for the anticipated tax consequences of the reported results of operations. The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company may record a valuation allowance, if conditions are applicable, to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Earnings per Share—Basic earnings per share (“basic EPS”) is computed by dividing net income attributable to the Company by the weighted average number of shares outstanding for the reporting period. Diluted earnings per share (“diluted EPS”) gives effect during the reporting period to all dilutive. As of June 22, 2017, the Company did not have any stock options, warrants or other convertible instruments.

Recently Issued Accounting Standards Not Yet Adopted

In May 2017, the Financial Accounting Standards Board, or FASB, issued an Accounting Standards Update, or ASU, to provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. Pursuant to this ASU, an entity should account for the effects of a modification unless all the following are met: (1) the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified (if the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification); (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified; and (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. We will adopt the amendments in this ASU prospectively to an award modified on or after on August 1, 2018. We do not expect that the adoption of the new standard will have a significant impact on our consolidated financial statements.

In January 2017, the FASB issued an ASU to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Under the current guidance, there are three elements of a business—inputs, processes, and outputs. While an integrated set of assets and activities (collectively referred to as a “set”) that is a business usually has outputs, outputs are not required to be present. In addition, all the inputs and processes that a seller uses in operating a set are not required if market participants can acquire the set and continue to produce outputs, for example, by integrating the acquired set with their own inputs and processes. The amendments in this ASU provide a screen to determine when a set is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this ASU (1) require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. The amendments provide a framework to assist entities in evaluating whether both an input and a substantive process are present. The framework includes two sets of criteria to consider that depend on whether a set has outputs. Although outputs are not required for a set to be a business, outputs generally are a key element of a business; therefore, the FASB has developed more stringent criteria for sets without outputs. Lastly, the ASU narrows the definition of the term output. We do not expect that the adoption of the new standard will have a significant impact on our consolidated financial statements.

In January 2017, the FASB issued an ASU that simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, an entity had to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, under the amendments in this ASU, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. Early adoption of this standard is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. We do not expect that the adoption of the new standard will have a significant impact on our consolidated financial statements.

F-7

In June 2016, the FASB issued an ASU that changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. For available-for-sale debt securities with unrealized losses, entities will measure credit losses in a manner similar to current practice, except the losses will be recognized as allowances instead of reductions in the amortized cost of the securities. In addition, an entity will have to disclose significantly more information about allowances, credit quality indicators and past due securities. The new provisions will be applied as a cumulative-effect adjustment to retained earnings. We will adopt the new standard on August 1, 2020. We do not expect that the adoption of the new standard will have a significant impact on our consolidated financial statements.

In March 2016, the FASB issued an ASU to improve the accounting for employee share-based payments. The new standard simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. We will adopt the new standard on August 1, 2017. We do not expect that the adoption of the new standard will have a significant impact on our consolidated financial statements.

In February 2016, the FASB issued ASU related to the accounting for leases. The new standard establishes a right-of-use, or ROU, model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. We will adopt the new standard on August 1, 2019. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. We do not expect that the adoption of the new standard will have a significant impact on our consolidated financial statements.

In May 2014, the FASB and the International Accounting Standards Board jointly issued a comprehensive new revenue recognition standard that will supersede most of the current revenue recognition guidance under U.S. GAAP and International Financial Reporting Standards, or IFRS. The goals of the revenue recognition project were to clarify and converge the revenue recognition principles under U.S. GAAP and IFRS and to develop guidance that would streamline and enhance revenue recognition requirements. To accomplish this objective, the standard requires five basic steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. We are required to adopt this standard on August 1, 2018. Entities have the option of using either a full retrospective or modified retrospective approach for the adoption of the standard. We are evaluating the impact that the standard will have on our consolidated financial statements and have not yet selected an adoption date or a transition method. We do not expect that the adoption of the new standard will have a significant impact on our consolidated financial statements.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs, and it does not have sufficient cash flow to maintain its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company expects to develop its business and thereby increase its revenue. However, the Company would require sufficient capital to be invested into the Company to acquire the properties to begin generating sufficient revenue to cover the monthly expenses of the Company. Until the Company is able to generate revenue, the Company would be required to raise capital through the sale of its stock or through debt financing. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

To this date the Company has relied on the sale of securities to finance its operations and growth. The Company expects to continue to fund the Company through debt and securities sales and issuances until the Company generates enough revenues through the operations. These transactions will initially be through related parties, such as the Company’s officers and directors.

F-8

NOTE 4 – COMMITMENTS AND CONTINGENCIES

On March 1, 2017, the Company executed a lease for 12,000 square feet green house space and 1,000 square of warehouse space expiring March 31, 2020. The monthly lease is $7,000 per month.

The Company has aggregate future minimum lease commitments as of April 30, 2017 is as follows:

Years ended April 30,	Amount
2018	$84,000
2019	84,000
2020	77,000
Total	$245,000

NOTE 5– NOTE PAYABLE

The Company entered into borrowing arrangements with a third party not related to the Company. The notes are due on December 31, 2018. The notes accrued interest at 0% for the initial 9 months and then 5% on annual rate thereafter.

The Company has begun discussions to convert the note payable into a funding agreement into the Company’s grow operations whereby the note holders would receive $250-300 per pound that is produce d in return for their investment. The investment would not include any equity or voting participation in the company and would be only based on production from company’s current operations . The Company is waiting for the initial harvest, drying and trimming to be completed before finalizing the agreement and expects to finalize the agreement within the next 4-6 weeks.

NOTE 6 – SUBSEQUENT EVENTS

Notes Payable – On May 1, 2017 , May 8, 2017 and July 12, 20 17 , the Company entered into promissory note agreement with a third party for amounts $30,000 , $4,000 and $91,500 , respectively.  The notes bear no interest for the initial nine months and then 5% per annum interest after the initial nine months.  The notes are due and payable on December 31, 2018.

Reverse Stock Split – On May 24, 2017, the Company has amended the Certificate of Incorporation to: (i) conduct a forward stock split of the outstanding Common Stock of the Company, par value $0.0001 per share, by a ratio of Forty for One (40:1) (the “Split”) to be effective on or around June 26, 2017 or when regulatory approval is obtained, for shares with a record date of June 15, 2017 and (ii) increase the authorized to 2,750,00,000 shares. The Split will not change the total number of common shares authorized; however, it will increase the number of outstanding shares. However, on June 9, 2017, the Company cancelled the forward split and increase in the authorized share count. As such, the Company will not be conducting a forward split of the stock or increasing the authorized stock.

F-9

To the Board of Directors and Stockholders’ of

Sunset Island Group, Inc.

We have audited the accompanying consolidated balance sheet of Sunset Island Group, Inc. and subsidiary (the “Company”) as of October 31, 2016 and the related statements of expenses, changes in stockholders’ deficit, and cash flows for the period from September 29, 2016 (Inception) through October 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiary as of October 31, 2016 and the results of their operations and their cash flows for the period from September 29, 2016(inception) through October 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss since inception and has generated no revenues, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Simon & Edward, LLP

November 7, 2016

Diamond Bar, California

F-10

Sunset Island Group, Inc.
(formerly Battle Mountain Genetics, Inc.)
Consolidated Balance Sheet

October 31, 2016
ASSETS:
Current assets:
Cash	$970
Total assets	$970

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities:	-

Total liabilities	$-

Stockholders’ Deficit:
Common Stock, Par Value $.0001, 500,000,000 shares authorized, 50,031,771 issued and outstanding	5,003
Additional paid in capital	5,997
Accumulated deficit	(10,030)
Total stockholders’ deficit	970
Total liabilities and stockholders’ deficit	$-

The accompanying notes are an integral part of these consolidated financial statements

F-11

Sunset Island Group, Inc.

(formerly Battle Mountain Genetics, Inc.)

Consolidated Statement of Operations

From Inception on
September 29, 2016
Through October 31, 2016

Operating Expenses
SG&A	10,030
Total operating expenses	10,030
Net Loss	$(10,030)

Net loss per share, basic and diluted	$(0.0002)
Weighted average number of shares outstanding, basic and diluted	48,183,744

The accompanying notes are an integral part of these consolidated financial statements

F-12

Sunset Island Group, Inc.

(formerly Battle Mountain Genetics, Inc.)

Consolidated Statement of Changes in Stockholders' Deficit

			Additional		Total
	Common Stock		Paid In	Net	Stockholders'
	Shares	Amount	Capital	Loss	Equity

Balances, September 29, 2016 (Inception)

Founders’ shares	46,000,000	4,600	(4,600)		-
Reverse merger adjustment	31,771	3	(3)		-

Sale of Common Stock	4,000,000	400	10,600		11,000

Net loss				(10,030)	(10,030)
Balances October 31, 2016	50,031,771	5,003	5,997	(10,030)	970

The accompanying notes are an integral part of these consolidated financial statements

F-13

Sunset Island Group, Inc.

(formerly Battle Mountain Genetics, Inc.)

Consolidated Statements of Cash Flows

From Inception on September 29, 2016
through October 31, 2016
Cash flows from operating activities
Net loss	$(10,030)

Cash flows from financing activities
Proceeds from sell of common shares	11,000
Net cash provided by financing activities	11,000

Net change in cash	(970)
Cash balance, beginning of period	-

Cash balance, end of period	$970

Supplementary information
Cash paid for:
Interest	$-
Income taxes	$-

Non cash financing transactions
Common stock issued in reverse merger	$3

The accompanying notes are an integral part of these consolidated financial statements

F-14

Sunset Island Group, Inc.

(formerly Battle Mountain Genetics, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the year ended October 31, 2016

NOTE 1 – DESCRIPTION OF BUSINESS

Our Company

Sunset Island Group, Inc. is a Colorado corporation. The Company’s principal line of business is consulting and advising clients that operate in the medical marijuana business by providing clients a licensed manufacturing facility to produce products such as oils and edibles. The Company is currently looking for a facility in the Oakland, California that would satisfy the Company’s needs. Currently, the Company is using space from its CEO in Oakland, CA at no charge The Company’s officers have sold products to the dispensaries over the past 5 years and are able to leverage this pre-existing relationship with the dispensaries to introduce client’s products to these dispensaries. Once a product is introduced to a dispensary they place an order. No other agreements would exist between the Company and the dispensary.  In November 2016, the company planned to acquire a C02 extraction machine to begin producing oils for the Company’s clients.  However, the Company expects the acquisition of the CO2 extraction machine to be completed in January 2017. Additionally, the Company is looking for additional space to build a licensed chef kitchen for its clients that produce edibles.

Reverse Merger

On October 17, 2016, the Company executed a reverse merger with Battle Mountain Genetics, Inc. On October 17, 2016, the Company entered into an Agreement whereby the Company acquired 100% of Battle Mountain Genetics, Inc, in exchange for 50,000,000 shares of Sunset Island Group common stock. Immediately prior to the reverse merger, there were 30,894 common shares outstanding and no shares of Preferred shares outstanding and Anastasia Shishova was the sole officer/director. After the reverse merger, the Company had 50,031,771 Common shares outstanding and 0 shares of Preferred shares outstanding.

Battle Mountain Genetics was incorporated in the State of California on September 29, 2016. Battle Mountain Genetics, Inc. was the surviving Company and became a wholly owned subsidiary of Sunset Island Group. Sunset Island Group had no operations, assets or liabilities prior to the reverse merger.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Sunset Island Group and Battle Mountain Genetics, Inc. All significant intercompany transactions have been eliminated in consolidation.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs, and it does not have sufficient cash flow to maintain its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company expects to develop its business and thereby increase its revenue. However, the Company would require sufficient capital to be invested into the Company to acquire the properties to begin generating sufficient revenue to cover the monthly expenses of the Company. Until the Company is able to generate revenue, the Company would be required to raise capital through the sale of its stock or through debt financing. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

To this date the Company has relied on the sale of securities to finance its operations and growth. The Company expects to continue to fund the Company through debt and securities sales and issuances until the Company generates enough revenues through the operations. These transactions will initially be through related parties, such as the Company’s officers and directors.

F-15

NOTE 4 – INCOME TAXES

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

We recognize deferred tax assets to the extent that we believe these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning Example Disclosure: Accounting for Income Taxes 8 strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended October 2016 applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns for the Company remain open.

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss of $10,030 which begins expiring in 2035 . The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets and liabilities as of October 31, 2016 after applying enacted corporate income tax rates, is net operating loss carryforward of $3,410 and a valuation allowance of $(3,410) which is a total deferred tax asset of $0.

NOTE 5 – SUBSEQUENT EVENTS

Management has reviewed material subsequent events from October 31, 2016 through the date of issuance of financial statements in accordance with FASB ASC 855 “Subsequent Events” and concluded that there are none.

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PART II

INFORMATION NOT REQURIED PURSUANT TO THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We are bearing all expenses in connection with this registration statement other than sales commissions. Estimated expenses payable by us in connection with the registration and distribution of the Common Stock registered hereby are as follows.

SEC Filing Expenses	$1,162
Printing	$-
Legal and Accounting	$3,500
Misc. Expenses	$500
SUB-TOTAL	$5,162

Item 14. Indemnification of Directors and Officers

The Company’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Colorado law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

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Item 15. Unregistered Sales of Equity Securities and Use of Proceeds

On October 17, 2016, the Company entered into an Agreement whereby the Company acquired 100% of Battle Mountain Genetics, Inc, in exchange for 50,000,000 shares of Sunset Island Group common stock. The shares were issued as follows:

Shareholder	Shares of Battle Mountain Genetics	Shares of Sunset Island Received
T.J. Magallanes	36,800	36,800,000
Valerie Baugher	9,200	9,200,000
Novus Group	4,000	5,000,000

The above shares, referenced in each of the above transactions, were issued in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

•

the investors represented to us that they were acquiring the securities for their own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•

we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33Act or unless an exemption from registration is available;

•

the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•	each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;
•

each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•	each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;
•	we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;
•	we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;
•

we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•	we placed stop transfer instructions in our stock transfer records;
•	no underwriter was involved in the offering; and
•

we made independent determinations that such persons were sophisticated or accredited investors and that they were capable of analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

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ITEM 16: EXHIBITS SCHEDULE

The following exhibits are filed with this prospectus:

Exhibit	Description
3.1	Restated Articles of Incorporation (previously filed as Exhibit 3.1 on Form S-1 filed November 11, 2016 (File # 333-214643)
3.2	By-Laws (previously filed as Exhibit 3.2 on Form S-1 filed November 11, 2016 (File # 333-214643)
5.1	Legal Opinion
10.1	Lease
10.2	Promissory notes
23.1	Consent of Simon & Edward, LLP

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ITEM 17: UNDERTAKING

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events which, individually or, together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills in the State of California on July 14 , 2017

Sunset Island Group, Inc.

By:	/s/ Valerie Baugher
Valerie Baugher
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T.J. Magallanes	Principal Executive Officer, CEO, Director	July 14 , 2017
T.J. Magallanes

/s/ Valerie Baugher	Director, Secretary, President, Principal Accounting Officer, Principal Financial Officer	July 14 , 2017
Valerie Baugher

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